Exhibit 5.1

lawyers@saul.com www.saul.com our file: 361557.13

February 14, 2019

AG Mortgage Investment Trust, Inc.
245 Park Avenue, 26th Floor
New York, NY 10167

Re:    AG Mortgage Investment Trust, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Maryland counsel for AG Mortgage Investment Trust, Inc., a Maryland corporation (the “Company”), in connection with its Registration Statement on Form S-3 filed on May 2, 2018 (No. 333-224629) (the (“S-3 Registration Statement”). The S-3 Registration Statement relates to the proposed public offering of securities of the Company that may be offered and sold by the Company from time to time, in one or more series, together or separately, as set forth in the Prospectus (as hereinafter defined), and as may be set forth in one or more supplements to the Prospectus. This opinion letter is rendered in connection with the proposed public offering, pursuant to an underwriting agreement (the “Underwriting Agreement”), dated February 11, 2019, by and among the Company, AG REIT Management, LLC, a Delaware limited liability company, and Morgan Stanley & Co. LLC (the “Underwriter”), as representative of the several underwriters named in Schedule A of the Underwriting Agreement, of 3,450,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including 450,000 shares of the Company’s Common Stock issued in connection with the Underwriters’ exercise of their option contained in Section 3 of the Underwriting Agreement (collectively, the “Shares”), as described in the Prospectus, and a prospectus supplement dated February 11, 2018 (the “Prospectus Supplement”). This opinion is rendered pursuant to Item 9.01(d) of Form 8-K and Item 601(b)(5) of Regulation S-K.

In connection with our representation of the Company and as a basis for the opinions hereinafter set forth, we have examined originals or photographic copies of the following documents (hereinafter collectively referred to as the “Documents”):

33917262.3

AG Mortgage Investment Trust, Inc.
February 14, 2019

(i)    the S-3 Registration Statement, as filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended;
(ii)    the prospectus contained in the S-3 Registration Statement (the “Prospectus”);
(iii)    the Prospectus Supplement; and
(iv)    the Underwriting Agreement.
Also, as a basis for these opinions, we have examined the originals or certified copies of the following:

(v)    a certified copy of the Articles of Amendment and Restatement of the Company, filed with the State Department of Assessments and Taxation of Maryland (“SDAT”) on April 26, 2011 (the “Articles of Amendment and Restatement”);

(vi)    a certified copy of the Articles Supplementary for 3,000,000 shares of 8.25% Series A Cumulative Redeemable Preferred Stock, filed with and certified by the SDAT on July 31, 2012 (the “Series A Articles Supplementary”);
(vii)    a certified copy of the Articles Supplementary for 6,000,000 shares of 8.00% Series B Cumulative Redeemable Preferred Stock, filed with and certified by the SDAT on September 21, 2012 (the “Series B Articles Supplementary”);

(viii)    a certified copy of the Articles of Amendment, filed with the SDAT on May 5, 2017 (the “Articles of Amendment”; together with the 2011 Articles of Amendment and Restatement, Series A Articles Supplementary and Series B Articles Supplementary, the “Charter”);
(ix)    a copy of the Amended and Restated Bylaws of the Company (the “Bylaws”);
(x)    a copy of the resolutions adopted by the Board of Directors of the Company, dated May 2, 2018 and February 8, 2019, relating to, among other matters, the registration and issuance of the Shares (the “Directors’ Resolutions”);
(xi)    a copy of the resolutions adopted by the Pricing Committee of the Board of Directors of the Company, dated February 11, 2019, relating to the pricing of the Shares (together with the Directors’ Resolutions, the “Board Resolutions”);
(xii) a certificate of status of the Company, issued by the SDAT dated January 28, 2019;

33917262.3

AG Mortgage Investment Trust, Inc.
February 14, 2019

(xiii)    a certificate of the Secretary of the Company, as to the authenticity of the Charter and Bylaws of the Company, the incumbency of the officers of the Company, the Board Resolutions, and other matters that we have deemed necessary and appropriate; and
(xiv)    such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.
In reaching the opinions set forth below, we have assumed:

(a)    that all signatures on the Documents and any other documents submitted to us for examination are genuine;

(b)    the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(c)    the legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons;

(d)    that all persons executing the Documents on behalf of any party (other than the Company) are duly authorized;

(e)    the form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of the Documents as executed and delivered;

(f)    that each of the parties (other than the Company) has duly and validly executed and delivered each of the Documents to which that party is a signatory, and the party’s obligations are valid and legally binding obligations, enforceable in accordance with the terms of the respective Documents;

(g)    that all public records reviewed or relied upon by us or on our behalf are true and complete;

(h)    that all representations, warranties, statements and information contained in the Documents are accurate and complete;

(i)    that there has been no oral or written modification of or amendments to the Documents, and there has been no waiver of any provision in the Documents, by actions or omission of the parties or otherwise;

(j)    that the Documents accurately reflect the complete understanding of the parties with respect to the transactions contemplated thereby and the rights and obligations of the parties thereunder;

33917262.3

AG Mortgage Investment Trust, Inc.
February 14, 2019

(k)    that the issuance, execution and delivery of the Shares, and the compliance by the Company with the terms of the Shares, will not violate any then-applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(l)    that at the time of delivery of any Shares to be delivered after the date hereof, the authorization of the issuance of the Shares by the Board of Directors of the Company will not have been modified or rescinded;

(m)    the consideration received or proposed to be received for the issuance and sale of the Shares as contemplated by each of the S-3 Registration Statement, the Prospectus, the Prospectus Supplement and the Underwriting Agreement is not less than the par value per share; and

(n)    the aggregate number of shares of capital stock of the Company which would be outstanding after the issuance of the Shares, and any other contemporaneously issued or reserved shares of Common Stock or preferred stock, of the Company together with the number of shares of Common Stock and preferred stock previously issued and outstanding and the number of shares of Common Stock and preferred stock previously reserved for issuance upon the conversion or exchange of other securities issued by the Company, does not and will not exceed the aggregate number of then-authorized shares of Common Stock or preferred stock of the Company or of the then-authorized shares within the applicable class or series of shares of the Common Stock or preferred stock of the Company.

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of the Secretary of the Company, and have assumed that the Secretary’s certificate and representations continue to remain true and complete as of the date of this letter. We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1.    The Company is a corporation duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.    The issuance of the Shares by the Company has been duly authorized and, when and if the Shares are duly issued and delivered in the manner and for the consideration contemplated by each of the Board Resolutions, the S-3 Registration Statement, the Prospectus, the Prospectus Supplement and the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

33917262.3

AG Mortgage Investment Trust, Inc.
February 14, 2019

In addition to the qualifications set forth above, the opinions set forth are also subject to the following general qualifications:

(i)    We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland. We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.

(ii)    We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii)    We express no opinion on the application of federal or state securities laws to the transactions or securities contemplated in the Documents.

(iv)    We express no opinion on the conditions under which the Shares may be resold.

The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Documents. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Company’s current report on Form 8-K, filed with the Commission on the date hereof, and to the use of the name of our firm in connection therewith. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ SAUL EWING ARNSTEIN & LEHR LLP

33917262.3